Exhibit 99.1

1111 South Arroyo Parkway	Press Release
P.O. Box 7084
Pasadena, California 91105-7084 U.S.A.
1.626.578.3500 Fax 1.626.578.6916

FOR IMMEDIATE RELEASE	January 26, 2007

For additional information contact:

John W. Prosser, Jr.

Executive Vice President, Finance and Administration

626.578.6803

Jacobs Engineering Group Inc. Announces

Two-for-One Stock Split

PASADENA, CALIF.—Jacobs Engineering Group Inc. (NYSE:JEC) today announced that its Board of Directors approved a two-for-one stock split. The stock split will be effected in the form of a stock dividend of one additional share of Jacobs common stock for each share of common stock held of record on February 15, 2007. The additional shares will be distributed on or about March 15, 2007. The Company currently has approximately 59,148,200 shares of common stock outstanding.

Jacobs, with over 44,000 employees and revenues approaching $8.0 billion, provides technical, professional, and construction services globally.

Statements made in this press release that are not based on historical fact are forward-looking statements. Although such statements are based on management’s current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements. We caution the reader that there are a variety of factors that could cause business conditions and results to differ materially from what is contained in our forward-looking statements. For a description of some of the factors which may occur that could cause actual results to differ from our forward-looking statements please refer to our 2006 Form 10-K, and in particular the discussions contained under Item 1 –Business; Item 1A – Risk Factors; Item 3 – Legal Proceedings; and Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations. We also caution the readers of this release that we do not undertake to update any forward-looking statements made herein.

Jacobs Engineering Group Inc.